UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2013

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2013, Gaming Partners International Corporation (the “Company”) notified the Nasdaq Stock Market (“NASDAQ”), the stock exchange on which the Company’s common stock is listed, that the Company is not in compliance with NASDAQ Listing Rule 5605(c)(2) requiring the Company to have an Audit Committee comprised of three independent directors and that the Company intends to avail itself of the cure period provided in NASDAQ Listing Rule 5605(c)(4)(B).

The Company’s noncompliance with NASDAQ Listing Rule 5605(c)(2) is as a result of Martin A. Berkowitz not being reappointed to the Audit Committee based on his appointment as the Company’s interim Chief Administrative Officer, as disclosed in Item 8.01 of this Form 8-K. The cure period provided in NASDAQ Listing Rule 5605(c)(4)(B) allows the Company to regain compliance as follows:

•	until the earlier of the Company’s next annual stockholder’s meeting or May 15, 2014; or
•	if the next annual stockholders meeting is held before November 11, 2013, then the Company must evidence compliance no later than November 11, 2013.

Because the Company does not intend to hold its next annual stockholder’s meeting prior to November 11, 2013, the Company expects that the cure period provided by NASDAQ Listing Rule 5605(c)(4)(B) will expire on May 15, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of the stockholders of the Company was held on May 15, 2013.  Items of business set forth in the Company’s proxy statement dated April 9, 2013 that were voted on and approved are as follows:

(1) Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Vote

Martin A. Berkowitz	6,401,607	168,147	982,364
Eric P. Endy	5,990,433	579,321	982,364
Gregory S. Gronau	6,001,686	568,068	982,364
Charles R. Henry	6,402,107	167,647	982,364
Robert J. Kelly	6,406,707	163,047	982,364
Jean-Francois Lendais	5,994,487	575,267	982,364
Alain Thieffry	5,877,735	692,019	982,364

 (2) Ratification of Moss Adams LLP, as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2013:

For	Against	Abstain	Broker Non-Vote
7,465,452	79,267	7,399	-

(3) Advisory vote to approve named executive officers compensation:

For	Against	Abstain	Broker Non-Vote
6,312,730	159,252	97,772	982,364

(4) Advisory vote on the frequency of the advisory vote to approve named executive officers compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
6,312,010	130,788	117,882	9,074	982,364

Following consideration of the stockholder vote on the frequency proposal, the Company’s Board of Directors has determined to hold an advisory vote on executive compensation every year.

Item 8.01  Other Events.

On May 15, 2013, the Company announced that its Board of Directors has appointed Martin A. Berkowitz, a Director of the Company, as interim Chief Administrative Officer, effective immediately. The press release is furnished as Exhibit 99.1.

Mr. Berkowitz will join the Company’s executive staff on an interim basis. The following departments will report to him: Finance, Legal, Human Resources and Information Technology. Mr. Berkowitz will remain a member of the Company’s Board of Directors. However, in connection with his appointment as interim Chief Administrative Officer, Mr. Berkowitz was not reappointed to the Company’s Audit Committee, Compensation Committee or Nomination and Governance Committee.

Director Robert Kelly, an Audit Committee member, was found by the Company’s Board of Directors to meet the financial sophistication requirements of NASDAQ rule 5605(c)(2)(A).

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: May 17, 2013
	By:	/s/ Gerald W. Koslow
Gerald W. Koslow Chief Financial Officer